Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of ARC Group, Inc. (the “Company”), Registration No. 333-176383, of our report dated June 27, 2017, except for the effects of the restatement described in Note 17, which is as of November 14, 2017, relating to the Company’s consolidated financial statements appearing in this Form 10-K/A for each of the years ended December 31, 2016 and 2015.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 14, 2017